
                                                        EXHIBIT 2
                                                        ---------


                    IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
                    ----------------------------------------------------------------------------


                          Citigroup Global Markets Inc., a broker or dealer registered under Section 15 of the Act. (15 U.S.C. 78o)

                    Smith Barney Fund Management LLC, an investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E)

                     Each of the undersigned hereby affirms the Identification and Item 3 classification of the subsidiaries which acquired the
                                  securities filed for in this Schedule 13G.

                   Date: February 10, 2004


                                            CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                            By: /s/ Joseph B. Wollard
                                                --------------------------------
                                                Name:  Joseph B. Wollard
                                                Title: Assistant Secretary


                                             CITIGROUP INC.


                                             By: /s/ Joseph B. Wollard
                                                 --------------------------------
                                                 Name:  Joseph B. Wollard
                                                 Title: Assistant Secretary
